Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32296 on Form S-8 of Rent-A-Center, Inc. of our report dated June 28, 2021 appearing in this Annual Report on Form 11-K of Rent-A-Center, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2020.
CliftonLarsonAllen LLP

Minneapolis, Minnesota
June 28, 2021